                                                                  EXHIBIT (e)(4)

[LOGO OF AIG] THE AIG LIFE COMPANIES (U.S.)

                             EXECUTIVE ADVANTAGE(SM)

                               PREMIUM ALLOCATION

Policy Number:  _________   Policyholder: ______________________________________
                                           (Last Name, First Name, Middle Name)

Insured:     _____________________________________  Social Security No.:__-__-__
             (Last Name, First Name, Middle Name)

[ ] I revoke my current Premium Allocation and direct that all future premiums be invested as described below.

Allocation of Premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

                                                               Percent
                                                               -------

Guaranteed Account                                             _______%
ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
  AllianceBernstein Americas Government Income                 _______%
  AllianceBernstein Growth Portfolio                           _______%
  AllianceBernstein Growth and Income Portfolio                _______%
  AllianceBernstein Premium Growth Portfolio                   _______%
  AllianceBernstein Quasar Portfolio                           _______%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
  VP Income & Growth Fund                                      _______%
  VP International Fund                                        _______%
CREDIT SUISSE TRUST
  Emerging Growth Portfolio                                    _______%
  Emerging Markets Portfolio                                   _______%
  Global Post-Venture Capital Portfolio                        _______%
  International Focus Portfolio                                _______%
  Large Cap Value Portfolio                                    _______%
  Small Cap Growth Portfolio                                   _______%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
  VIP Balanced Portfolio                                       _______%
  VIP Contrafund Portfolio                                     _______%
  VIP Index 500 Portfolio                                      _______%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
  Developing Markets Securities - Class 2                      _______%
  Growth Securities - Class 2                                  _______%
  Foreign Securities - Class 2                                 _______%
GOLDMAN SACHS ASSET MANAGEMENT L.P.
  CORE U.S. Equity Fund                                        _______%
  International Equity Fund                                    _______%
J.P. MORGAN SERIES TRUST II
  Mid Cap Value Portfolio                                      _______%
  Small Company Portfolio                                      _______%
MERRILL LYNCH VARIABLE FUNDS
  Merrill Lynch Basic Value V.I. Fund                          _______%
  Merrill Lynch Fundamental Growth V.I. Fund                   _______%
  Merrill Lynch Government Bond V.I. Fund                      _______%
  Merrill Lynch Small Cap Value V.I. Fund                      _______%
MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
  Core Plus Fixed Income Portfolio Class 1                     _______%
  Emerging Markets Equity Portfolio Class 1                    _______%
  High Yield Portfolio Class 1                                 _______%
  Mid Cap Growth Portfolio Class 1                             _______%
  Money Market Portfolio Class 1                               _______%
  Technology Portfolio Class 1                                 _______%
  U.S. Mid Cap Core Portfolio Class 1                          _______%
NEUBERGERBERMAN ADVISERS MANAGEMENT TRUST
  AMT Partners Portfolio                                       _______%
PIMCO VARIABLE INSURANCE TRUST
  High Yield Portfolio                                         _______%
  Long Term U.S. Government Portfolio                          _______%
  Real Return Portfolio                                        _______%
  Short-Term Portfolio                                         _______%
  Total Return Bond Portfolio                                  _______%
VANGUARD VARIABLE INSURANCE FUND
  Total Bond Market Index Portfolio                            _______%
  Total Stock Market Index Portfolio                           _______%
VALIC COMPANY I
  International Equities Fund                                  _______%
  Mid Cap Index Fund                                           _______%
  Small Cap Index Fund                                         _______%

Dollar Cost Averaging Election (Minimum of $2,000 must be allocated to the Money Market Account)                            Yes  No
                                                                                                                            ---  --
Policyholder must complete a Dollar Cost Averaging Request form. Policy will be issued with a Dollar Cost Averaging Rider.  [ ]  [ ]

As Policyholder, I represent that:

 a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.

 b)  I have received copies of the current prospectuses.

 c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.

 d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.

 e) I believe that this Policy will meet my insurance needs and financial objectives.


----------------------------------------------    ------------------------------
Signature of Insured                              Signature of Policyholder (If
                                                  other than Insured)

______________________  ____, 20___
Date Signed

Premium Allocation, Executive Advantage(SM), 05/03